HAMILTON LANE INCORPORATED REPORTS THIRD QUARTER FISCAL 2020 RESULTS, WITH YEAR-TO-DATE MANAGEMENT & ADVISORY FEES GROWING BY 12% AND ASSETS UNDER MANAGEMENT GROWING BY 13% YEAR-OVER-YEAR

BALA CYNWYD, PENN. – February 4, 2020 – Leading private markets asset management firm Hamilton Lane Incorporated (NASDAQ: HLNE) today reported its results for the third fiscal quarter ended December 31, 2019.

THIRD QUARTER FISCAL 2020 HIGHLIGHTS

•
Assets under management – Total assets under management of approximately $66 billion grew 13% year-over-year. Fee-earning assets under management increased 14% to approximately $37 billion, over the same time period.

•	Revenue – Management and advisory fees of approximately $60 million for the quarter and $180 million year-to-date represent growth of 8% and 12%, respectively.

•	Carried Interest – Unrealized carried interest balance of approximately $409 million grew 15% year-over-year.

•	Earnings per share – GAAP EPS of $0.46 on approximately $13 million of GAAP net income for the quarter with year-to-date GAAP EPS of $1.44 on approximately $40 million of GAAP net income.

•
Dividend – Declared a quarterly dividend of $0.275 per share of Class A common stock to record holders at the close of business on March 16, 2020 that will be paid on April 6, 2020. The target full-year dividend of $1.10 represents a 29% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its third quarter and year-to-date fiscal 2020 results, which can be accessed by clicking here.

Hamilton Lane CEO Mario Giannini commented: “We were pleased with the growth this quarter across all key areas of our business, driven by a combination of deepening relationships with existing clients, adding new clients and growing our specialized funds. The appetite for private markets solutions remains strong and we continue to benefit from that demand.”

Conference Call
Hamilton Lane will discuss third quarter fiscal 2020 results in a webcast and conference call today, Tuesday, February 4, 2020, at 11:00 a.m. Eastern Time. The call will be broadcast live via a webcast, which may be accessed on Hamilton Lane’s Investor Relations website. The call may also be accessed by dialing (833) 231-8267 inside the U.S., or (647) 689-4112 for international callers. The conference ID is 5638357.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Hamilton Lane Investor Relations website.

About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading alternative investment management firm providing innovative private markets solutions to sophisticated investors around the world. Dedicated to private markets investing for 28 years, the firm currently employs 400 professionals operating in offices throughout North America, Europe, Asia-Pacific, Latin America and the Middle East. Hamilton Lane has approximately $488 billion in assets under management and supervision, composed of approximately $66 billion in discretionary assets and nearly $422 billion in advisory assets, as of December 31, 2019. Hamilton Lane offers a full range of investment products and services that enable clients to participate in the private markets asset class on a global and customized basis. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to us; our ability to comply with investment guidelines set by our clients; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive.  For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

Media Contact

Kate McGann
kmcgann@hamiltonlane.com
+1 212 752 7853

Fiscal Year 2020 Third Quarter Results Earnings Presentation - February 4, 2020 Hamilton Lane l Global Leader in the Private Markets Page 1

Today's Speakers Mario Giannini Erik Hirsch Atul Varma John Oh Chief Executive Officer Vice Chairman Chief Financial Officer Investor Relations Manager Hamilton Lane l Global Leader in the Private Markets Page 2

Period Highlights Business Performance • Assets under management and fee-earning assets under management were approximately $66 billion and $37 billion, respectively, as of December 31, 2019, increases of 13% and 14%, respectively, compared to December 31, 2018 • Management and advisory fees increased 12% compared to the nine months ended December 31, 2018 Financial Results USD in millions except per share amounts Q3 FY20 QTD Q3 FY20 YTD vs. Q3 FY19 YTD Management and advisory fees $59.8 $179.6 12 % GAAP net income $13.5 $40.2 57 % GAAP EPS $0.46 $1.44 33 % Non-GAAP EPS1 $0.47 $1.41 (9)% Fee Related Earnings1 $24.5 $73.5 12 % Adjusted EBITDA1 $31.5 $90.8 5 % Dividend • Declared a quarterly dividend of $0.275 per share of Class A common stock to record holders at the close of business on March 16, 2020 1Non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 21 and 22 of this presentation. Hamilton Lane l Global Leader in the Private Markets Page 3

Growing Asset Footprint & Influence $488B AUM & AUA Total Assets Under Management/Advisement ($B)1 $500 $66 Y-o-Y Growth $59 AUM: 13% $50 $400 AUA: 3% $ 422 $410 $40 CAGR: 19% $374 $300 $292 $35 $32 $200 $24 $30 $205 $22 $189 $147 $16 $147 $19 $129 $100 $11 $13 $95 $7 $79 $81 $6 $77 $51 $36 $0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Total AUA Total AUM 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. Hamilton Lane l Global Leader in the Private Markets Page 4

Fee-Earning AUM Driving Revenues Fee-Earning AUM growth continues and annual fee rates are stable Total Fee-Earning Assets Under Management ($B) 1 2 .56% .57% .56% .55% .55% .56% $40 $37 $35 $34$33 $32 CAGR: 11% $31 $30 $14 $27 $11 $11 $25 $24 $10 $21 $9 $20 $7 $5 $15 $23 $10 $21 $22 $21 $18 $16 $17 $5 $0 Mar-15 Mar-16 Mar-17 Mar-18 Mar-19 Dec-18 Dec-19 *Numbers may not tie due to rounding 1Reflects retroactive fees of $1.1M from latest co-investment fund Customized Separate Accounts Specialized Funds 2Reflects retroactive fees of $2.8M from latest co-investment fund Total Management Fee Revenues as a % of Average FEAUM Y-o-Y Drivers of Growth Customized Separate Accounts: Specialized Funds: • New client wins • Closed 4th co-investment fund, credit-oriented (2019 • Client re-ups series) fund and fund-of-funds • Fundraising 5th secondary fund, credit-oriented (2020 series) fund and evergreen fund Hamilton Lane l Global Leader in the Private Markets Page 5

AUM & AUA Drivers AUM AUA Customized Specialized Advisory Separate Accounts Funds Services Diverse mix of existing and Select funds in market: Typically larger clients with wide- prospective clients seeking ranging mandates which include • Secondary fund to further or establish technology-driven reporting, monitoring and analytics services relationships with Hamilton • Credit-oriented fund and consulting services; Lane • Evergreen fund opportunity set continues to be robust • $2.1B year-over-year increase • $2.5B year-over-year increase • $12B year-over-year increase in FEAUM in FEAUM in AUA • +70% of our gross • FEAUM closed during Q3 contributions during the last FY20: 12 months came from ◦ Secondary fund: $265M existing clients Hamilton Lane l Global Leader in the Private Markets Page 6

Financial Highlights Hamilton Lane l Global Leader in the Private Markets Page 7

Consolidated Revenue

Strong revenue growth across management and advisory fees

Management and Advisory Fees

YTD


Y-o-Y Growth: 12%
USD in Millions
$160
$180
Q3 FY19
Q3 FY20

Long-Term Growth


CAGR: 11%
USD in Millions
$130
$218
FY14
FY19

- Recurring management and advisory fees represented an average of just under 90% of total revenues over the past five fiscal years
- $2.8M in retroactive fees from our latest co-investment fund for the year compared to $1.1M in the prior year period
- $1.1M in retroactive fees from our latest secondary fund in the quarter

Incentive Fees

YTD


Y-o-Y Growth: (31)%
USD in Millions
$25
$18
Q3 FY19
Q3 FY20

Long-Term Growth


CAGR: 30%
USD in Millions
$9
$34
FY14
FY19

- Incentive fees derived from a highly diversified pool of assets and funds
- Allocated carried interest of $409M as of 12/31/19 diversified across 3,000+ assets and over 60 funds
- Timing of realizations unpredictable

Total Revenues

YTD


Y-o-Y Growth: 6%
USD in Millions
$185
$197
Q3 FY19
Q3 FY20

Long-Term Growth


CAGR: 13%
USD in Millions
$140
$252
FY14
FY19

- Total revenues increased by 6%, driven by recurring management and advisory fee growth across core offerings

Hamilton Lane | Global Leader in the Private Markets

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Unrealized Carried Interest Unrealized Carried Interest Unrealized Carry by Age 63 > 12 years 5% 60 $400 53 < 5 years 8-12 years 44 31% $300 s 24% n s o i l e l l 40 i c M i h n $409 i e $200 D V $355 S $301 U 20 $100 5-8 years 40% 0 $0 Dec-17 Dec-18 Dec-19 Period Ending Vehicles in Unrealized Carry Position Unrealized Carried Interest Hamilton Lane l Global Leader in the Private Markets Page 9

Consolidated Earnings

Profitability stable and growing

Net Income Attributable to HLI

YTD


Y-o-Y Growth: 57%
USD in Millions
$26
$40
Q3 FY19
Q3 FY20

Long-Term Growth


USD in Millions
N/A[1]
$34
FY14
FY19

- $40M in net income attributable to HLI for YTD FY20
- $13M in net income attributable to HLI for the quarter

Adjusted EBITDA[2]

YTD


Y-o-Y Growth: 5%
USD in Millions
$86
$91
Q3 FY19
Q3 FY20

Long-Term Growth


CAGR: 13%
USD in Millions
$64
$118
FY14
FY19

- Y-o-Y increase of 5% driven by 12% growth in management and advisory fees, partially offset by decline in realized incentive fees
- $4-5M run rate increase to G&A expense expected from new headquarters lease starting in 2H FY21

Fee Related Earnings[2]

YTD


Y-o-Y Growth: 12%
USD in Millions
$66
$73
Q3 FY19
Q3 FY20

Long-Term Growth


CAGR: 11%
USD in Millions
$54
$90
FY14
FY19

- Y-o-Y growth of 12%
- Long-term double digit growth in Fee Related Earnings

[1] Prior to our IPO, HLI was a wholly-owned subsidiary of HLA with no operations or assets.
[2] Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 21 and 22 of this presentation.

Hamilton Lane I Global Leader in the Private Markets
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Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage... Investments $200 • For 12/31/19, the total investment balance consisted of: $175 $193 ◦ ~$171M in equity method investments in our s n $150 o $154 i l funds l $125 i $137 M $100 $120 n i $103 $103 $75 D ◦ ~$22M in technology related and other S U $50 investments $25 $0 Mar-15 Mar-16 Mar-17 Mar-18 Mar-19 Dec-19 Leverage $100 s $80 n • Modest leverage o i l l $72 i $60 $71 $67 • $67M of debt as of 12/31/19 M n i $40 D S U $20 $0 Dec-18 Mar-19 Dec-19 Hamilton Lane l Global Leader in the Private Markets Page 11

Fiscal Year 2020 Third Quarter Results Earnings Presentation - February 4, 2020 Hamilton Lane l Global Leader in the Private Markets Page 12

Appendix Hamilton Lane l Global Leader in the Private Markets Page 13

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended December 31,			Nine Months Ended December 31,		
	2018	2019	% Change	2018	2019	% Change
Revenues						
Management and advisory fees	$55,617	$59,837	8%	$159,844	$179,584	12 %
Incentive fees	10,379	8,301	(20)%	25,347	17,532	(31)%
Total revenues	**65,996**	**68,138**	**3 %**	**185,191**	**197,116**	**6 %**
Expenses						
Compensation and benefits	23,843	23,369	(2)%	73,236	70,368	(4)%
General, administrative and other	13,916	15,877	14 %	36,659	43,938	20 %
Total expenses	**37,759**	**39,246**	**4 %**	**109,895**	**114,306**	**4 %**
Other income (expense)						
Equity in income of investees	4,934	4,454	(10)%	10,096	14,331	42 %
Interest expense	(767)	(651)	(15)%	(2,260)	(2,213)	(2)%
Interest income	82	196	139 %	167	624	274 %
Non-operating income	8,892	97	(99)%	20,951	4,175	(80)%
Total other income (expense)	**13,141**	**4,096**	**(69)%**	**28,954**	**16,917**	**(42)%**
Income before income taxes	**41,378**	**32,988**	**(20)%**	**104,250**	**99,727**	**(4)%**
Income tax expense	18,463	4,551	(75)%	25,660	11,564	(55)%
Net income	**22,915**	**28,437**	**24 %**	**78,590**	**88,163**	**12 %**
Less: Income attributable to non-controlling interests in general partnerships	681	44	(94)%	1,075	593	(45)%
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	16,776	14,896	(11)%	51,990	47,393	(9)%
Net income attributable to Hamilton Lane Incorporated	**$5,458**	**$13,497**	**147 %**	**$25,525**	**$40,177**	**57 %**
Basic earnings per share of Class A common stock	$0.22	$0.46		$1.09	$1.45	
Diluted earnings per share of Class A Common stock	$0.22	$0.46		$1.08	$1.44	
Weighted-average shares of Class A common stock outstanding - basic	25,051,094	29,185,039		23,329,134	27,710,607	
Weighted-average shares of Class A common stock outstanding - diluted	25,574,818	29,608,206		23,870,617	28,097,595	

Hamilton Lane | Global Leader in the Private Markets

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Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2019	% Change	Nine Months Ended December 31, 2018	Nine Months Ended December 31, 2019	% Change
Adjusted EBITDA[1]						
Management and advisory fees	$55,617	$59,837	8%	$159,844	$179,584	12 %
Total expenses	37,759	39,246	4%	109,895	114,306	4 %
Less:						
Incentive fee related compensation[2]	(4,746)	(3,895)	(18%)	(10,716)	(8,204)	(23)%
Contingent compensation related to acquisition	—	—	N/A	(5,100)	—	(100)%
Management fee related expenses	33,013	35,351	7%	94,079	106,102	13 %
Fee Related Earnings	**$22,604**	**$24,486**	**8%**	**$65,765**	**$73,482**	**12 %**
Incentive fees[3]	10,379	8,301	(20%)	25,347	17,532	(31)%
Incentive fees attributable to non-controlling interests[3]	(387)	(102)	(74%)	(651)	(262)	(60)%
Incentive fee related compensation[2]	(4,746)	(3,895)	(18%)	(10,716)	(8,204)	(23)%
Interest income	82	196	139%	167	624	274 %
Equity-based compensation	1,594	1,761	10%	4,778	5,244	10 %
Depreciation and amortization	619	771	25%	1,759	2,379	35 %
Adjusted EBITDA	**$30,145**	**$31,518**	**5%**	**$86,449**	**$90,795**	**5 %**
Adjusted EBITDA margin	**46%**	**46%**		**47%**	**46%**	
Non-GAAP earnings per share[1]						
Net income attributable to Hamilton Lane Incorporated	**$5,458**	**$13,497**	**147 %**	**$25,525**	**$40,177**	**57 %**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	16,776	14,896	(11%)	51,990	47,393	(9)%
Income tax expense	18,463	4,551	(75%)	25,660	11,564	(55)%
Contingent compensation related to acquisition	—	—	N/A	5,100	—	(100)%
Adjusted pre-tax net income	**$40,697**	**$32,944**	**(19%)**	**$108,275**	**$99,134**	**(8)%**
Adjusted income taxes[4]	(7,408)	(7,841)	6%	(25,661)	(23,594)	(8)%
Adjusted net income	**$33,289**	**$25,103**	**(25%)**	**$82,614**	**$75,540**	**(9)%**
Adjusted shares outstanding[5]	**53,394,748**	**53,577,200**		**53,401,775**	**53,528,654**	
Non-GAAP earnings per share	**$0.62**	**$0.47**	**(24)%**	**$1.55**	**$1.41**	**(9)%**

[1] Adjusted EBITDA and Non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 21.

[2] Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation. Incentive fee related compensation for the nine months ended December 31, 2018 excludes compensation expense related to the recognition of incentive fees included in net income from one of our co-investment funds of $2.5 million as the related incentive fee compensation was recognized in fiscal 2016.

[3] Incentive fees for the nine months ended December 31, 2018 includes $3.2 million of non-cash carried interest. Of the $3.2 million, $2.5 million is included in net income and $0.7 million is attributable to non-controlling interests.

[4] Represents corporate income taxes at our estimated statutory tax rate of 23.8% for the nine month period ended December 31, 2019 and 23.7% for the nine month period ended December 31, 2018 applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.

[5] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane I Global Leader in the Private Markets

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Management and Advisory Fees Three Months Ended December 31, Nine Months Ended December 31, (Dollars in thousands) 2018 2019 % Change 2018 2019 % Change Management and advisory fees Specialized funds $23,413 $27,789 19% $67,164 $81,733 22 % Customized separate accounts 21,594 22,618 5% 63,087 67,047 6 % Advisory 5,926 5,878 (1)% 18,287 18,091 (1)% Reporting and other 2,260 2,237 (1)% 6,373 6,492 2 % Distribution management 1,975 1,108 (44)% 3,773 3,169 (16)% Fund reimbursement revenue 449 207 (54)% 1,160 3,052 163 % Total management and advisory fees $55,617 $59,837 8% $159,844 $179,584 12 % Advisory: 10% Reporting and other: 7% Nine Months Ended December 31, Customized separate 2019 accounts: 37% Specialized funds: 46% Hamilton Lane l Global Leader in the Private Markets Page 16

Incentive Fees Three Months Ended December 31, Nine Months Ended December 31, (Dollars in thousands) 2018 2019 % Change 2018 2019 % Change Incentive fees Secondary Fund II $741 $159 (79)% $1,324 $711 (46)% Co-investment Fund II 8,618 2,500 (71)% 14,959 6,254 (58)% Other specialized funds 867 979 13% 1,753 4,292 145 % Customized separate accounts 152 4,663 2,968% 7,311 6,275 (14)% Incentive fees $10,379 $8,301 (20)% $25,347 $17,532 (31)% As of December 31, 2018 September 30, 2019 December 31, 2019 YoY % Change QoQ % Change Allocated carried interest Secondary Fund II $4,838 $4,318 $3,446 (29)% (20)% Secondary Fund III 39,066 35,950 36,723 (6)% 2 % Secondary Fund IV 31,033 38,316 43,784 41% 14 % Secondary Fund V — — 235 N/A N/A Co-investment Fund II 62,361 56,327 54,558 (13)% (3)% Co-investment Fund III 49,520 49,570 48,490 (2)% (2)% Co-investment Fund IV — 4,064 10,438 N/A 157 % Other specialized funds 47,375 56,668 72,022 53% 28 % Customized separate accounts 121,275 136,803 139,232 15% 2 % Total allocated carried interest $ 355,468 $ 382,016 $ 408,928 15% 7 % Hamilton Lane l Global Leader in the Private Markets Page 17

Assets Under Management YoY % QoQ % (Dollars in millions) December 31, 2018 September 30, 2019 December 31, 2019 Change Change Assets under management / advisement Assets under management $58,840 $65,680 $66,271 13% 1 % Assets under advisement 409,924 415,675 421,799 3% 1 % Total assets under management /advisement $468,764 $481,355 $488,070 4% 1 % Fee-earning assets under management Customized separate accounts Balance, beginning of period $20,832 $22,511 $22,877 10% 2 % Contributions 933 695 1,030 10% 48 % Distributions (536) (343) (547) 2% 59 % Foreign exchange, market value and other (18) 14 (73) 306% (621)% Balance, end of period $21,211 $22,877 $23,287 10% 2 % Specialized funds Balance, beginning of period $10,773 $12,285 $13,134 22% 7 % Contributions 359 1,100 639 78% (42)% Distributions (110) (251) (256) 133% 2 % Foreign exchange, market value and other 1 — 1 0% N/A Balance, end of period $11,023 $13,134 $13,518 23% 3 % Total Balance, beginning of period $31,605 $34,796 $36,011 14% 3 % Contributions 1,292 1,795 1,669 29% (7)% Distributions (646) (594) (803) 24% 35 % Foreign exchange, market value and other (17) 14 (72) 324% (614)% Balance, end of period $32,234 $36,011 $36,805 14% 2 % Hamilton Lane l Global Leader in the Private Markets Page 18

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands except share and per share amounts) March 31, 2019 December 31, 2019 Assets Cash and cash equivalents $49,357 $81,599 Restricted cash 2,233 3,095 Fees receivable 20,320 19,456 Prepaid expenses 4,714 4,587 Due from related parties 2,628 2,667 Furniture, fixtures and equipment, net 8,108 7,280 Lease right-of-use assets, net — 8,596 Investments 154,491 193,168 Deferred income taxes 107,726 138,378 Other assets 11,014 10,553 Total assets $360,591 $469,379 Liabilities and Equity Accounts payable $2,619 $2,511 Accrued compensation and benefits 12,216 26,301 Deferred incentive fee revenue 3,704 3,704 Debt 70,954 67,245 Accrued members' distributions 17,081 10,505 Payable to related parties pursuant to tax receivable agreement 69,636 101,404 Dividends payable 5,673 8,026 Lease liabilities — 9,397 Other liabilities (includes $0 and $16,359 at fair value) 8,986 23,936 Total liabilities 190,869 253,029 Class A common stock, $0.001 par value, 300,000,000 authorized; 27,367,477 and 29,835,713 issued and outstanding as of March 31, 2019 and December 31, 2019, respectively 27 30 Class B common stock, $0.001 par value, 50,000,000 authorized; 23,516,439 and 22,049,727 issued and outstanding as of March 31, 2019 and December 31, 2019, respectively 24 22 Additional paid-in-capital 92,482 109,050 Retained earnings 17,686 34,469 Accumulated other comprehensive income 7 2 Total Hamilton Lane Incorporated stockholders' equity 110,226 143,573 Non-controlling interests in general partnerships 5,716 5,441 Non-controlling interests in Hamilton Lane Advisors, L.L.C. 53,780 67,336 Total equity 169,722 216,350 Total liabilities and equity $360,591 $469,379 Hamilton Lane l Global Leader in the Private Markets Page 19

Condensed Consolidated Statements of Cash Flows (Unaudited) Nine Months Ended December 31, (Dollars in thousands) 2018 2019 Operating activities Net income $78,590 $88,163 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 1,759 2,379 Change in deferred income taxes 18,945 7,197 Change in payable to related parties pursuant to tax receivable agreement (9,134) 150 Equity-based compensation 4,777 5,244 Equity in income of investees (10,096) (14,331) Gain on sale of investments valued under the measurement alternative (11,133) (4,973) Proceeds received from investments 11,652 8,475 Other (482) 598 Changes in operating assets and liabilities 22,031 15,153 Net cash provided by operating activities 106,909 108,055 Investing activities Purchase of furniture, fixtures and equipment (4,758) (1,207) Purchase of other investments — (3,967) Proceeds from sales of investments valued under the measurement alternative 22,531 6,419 Loan to investee (944) (157) Distributions received from investments 8,166 6,878 Contributions to investments (30,642) (37,196) Net cash used in investing activities (5,647) (29,230) Financing activities Proceeds from offering 129,626 147,122 Purchase of membership interests (129,626) (147,122) Repayments of debt (1,875) (3,750) Draw-down on revolver — 15,000 Repayment of revolver (10,450) (15,000) Secured financing — 15,750 Contributions from non-controlling interest in general partnerships 30 30 Distributions to non-controlling interest in general partnerships (1,817) (898) Repurchase of Class B common stock (2) (2) Repurchase of Class A shares for employee tax withholding (174) (45) Proceeds received from issuance of shares under Employee Share Purchase Plan — 885 Dividends paid (13,351) (21,041) Members' distributions paid (41,878) (36,613) Net cash used in financing activities (69,517) (45,684) Effect of exchange rate changes on cash and cash equivalents 13 (37) Increase in cash, cash equivalents, and restricted cash 31,758 33,104 Cash, cash equivalents, and restricted cash at beginning of the period 49,383 51,590 Cash, cash equivalents, and restricted cash at end of the period $81,141 $84,694 Hamilton Lane l Global Leader in the Private Markets Page 20

Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands)	Year Ended March 31, 2014	Year Ended March 31, 2019	Three Months Ended December 31, 2018	Three Months Ended December 31, 2019	Nine Months Ended December 31, 2018	Nine Months Ended December 31, 2019
Net income attributable to Hamilton Lane Incorporated	**$0**	**$33,573**	**$5,458**	**$13,497**	**$25,525**	**$40,177**
Income attributable to non-controlling interests in general partnerships	4,565	564	681	44	1,075	593
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	62,462	64,860	16,776	14,896	51,990	47,393
Incentive fees[1]	(9,309)	(34,406)	(10,379)	(8,301)	(25,347)	(17,532)
Incentive fee related compensation[2]	4,511	14,983	4,746	3,895	10,716	8,204
Interest income	(142)	(255)	(82)	(196)	(167)	(624)
Interest expense	8,503	3,039	767	651	2,260	2,213
Income tax (benefit) expense	(128)	30,560	18,463	4,551	25,660	11,564
Equity in income of investees	(16,905)	(7,202)	(4,934)	(4,454)	(10,096)	(14,331)
Contingent compensation related to acquisition	—	5,100	—	—	5,100	—
Non-operating loss (income)	699	(20,915)	(8,892)	(97)	(20,951)	(4,175)
Fee Related Earnings	**$54,256**	**$89,901**	**$22,604**	**$24,486**	**$65,765**	**$73,482**
Depreciation and amortization	1,853	2,500	619	771	1,759	2,379
Equity-based compensation	3,070	6,382	1,594	1,761	4,778	5,244
Incentive fees[1]	9,309	34,406	10,379	8,301	25,347	17,532
Incentive fees attributable to non-controlling interests[1]	—	(725)	(387)	(102)	(651)	(262)
Incentive fee related compensation[2]	(4,511)	(14,983)	(4,746)	(3,895)	(10,716)	(8,204)
Interest income	142	255	82	196	167	624
Adjusted EBITDA	**$64,119**	**$117,736**	**$30,145**	**$31,518**	**$86,449**	**$90,795**
Non-GAAP earnings per share reconciliation						
Net income attributable to Hamilton Lane Incorporated			**$5,458**	**$13,497**	**$25,525**	**$40,177**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.			16,776	14,896	51,990	47,393
Income tax expense			18,463	4,551	25,660	11,564
Contingent compensation related to acquisition			—	—	5,100	—
Adjusted pre-tax net income			**40,697**	**32,944**	**108,275**	**99,134**
Adjusted income taxes[3]			(7,408)	(7,841)	(25,661)	(23,594)
Adjusted net income			**$33,289**	**$25,103**	**$82,614**	**$75,540**
Weighted-average shares of Class A common stock outstanding - diluted			25,574,818	29,608,206	23,870,617	28,097,595
Exchange of Class B and Class C units in HLA[4]			27,819,930	23,968,994	29,531,158	25,431,059
Adjusted shares outstanding			**53,394,748**	**53,577,200**	**53,401,775**	**53,528,654**
Non-GAAP earnings per share			**$0.62**	**$0.47**	**$1.55**	**$1.41**

[1] Incentive fees for the nine months ended December 31, 2018 includes $3.2 million of non-cash carried interest. Of the $3.2 million, $2.5 million is included in net income and $0.7 million is attributable to non-controlling interests.

[2] Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation. Incentive fee related compensation for the nine months ended December 31, 2018 excludes compensation expense related to the recognition of incentive fees included in net income from one of our co-investment funds of $2.5 million as the related incentive fee compensation was recognized in fiscal 2016.

[3] Represents corporate income taxes at our estimated statutory tax rate of 23.8% for the nine month period ended December 31, 2019 and 23.7% for the nine month period ended December 31, 2018 applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.

[4] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane | Global Leader in the Private Markets

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Terms Adjusted EBITDA is our primary internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of core performance. Fee Related Earnings ("FRE") is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate. We believe Non-GAAP earnings per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. Our assets under management ("AUM") comprise primarily the assets associated with our customized separate accounts and specialized funds. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments, and; (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. Substantially all of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or "HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions ("Reorganization") in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA. Hamilton Lane l Global Leader in the Private Markets Page 22

Disclosures Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to us; our ability to comply with investment guidelines set by our clients; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of February 4, 2020 Hamilton Lane l Global Leader in the Private Markets Page 23